As filed with the Securities and Exchange Commission on May 3, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NSTAR

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-3466300
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

800 Boylston Street
Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

NSTAR 2007 Long Term Incentive Plan

(Full Title of the Plan)

Richard J. Morrison, Esq.

Associate General Counsel and Assistant Secretary

NSTAR

800 Boylston Street

Boston, Massachusetts 02199

(Name and Address of Agent For Service)

617-424-2111

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate	Amount of
Registered	Registered(1)	Share	Offering Price	Registration Fee
CoCommon Shares, $1.00 par value per share	3,500,000 shares	$36.22(2)	$126,770,000(2)	$3,892

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the NSTAR Common Shares, par value $1.00, reported on the New York Stock Exchange on May 1, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

 Item 1. Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) Our latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for our latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in our registration statements on Form S-4 filed with the SEC on May 12, 1999, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

 Item 4. Description of Securities.

     Not applicable.

 Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     NSTAR’s declaration of trust provides that, to the extent legally permissible, each of NSTAR’s trustees and officers shall be indemnified by the trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR; provided, however, that as to any matter disposed of by a compromise payment by such trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expense shall be provided unless such compromise shall be approved as in the best interests of NSTAR, after notice that it involves such indemnification, (i) by a disinterested majority of the trustees then in office, or (ii) by a majority of the disinterested trustees then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR, or (iii) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested trustee or officer.

     No trustee, officer or agent of NSTAR shall be liable except for acts or failures to act which at the time would impose liability on him or her if the trust were a Massachusetts business corporation and he or she were a director, officer or agent thereof, respectively. In determining what he or she reasonably believes to be in the best interests of NSTAR, a trustee may consider the interests of NSTAR’s employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of NSTAR, its subsidiaries and its shareholders, including the possibility that these interests may best be served by the continued independence of NSTAR. Notwithstanding any provision of law or any provision contained in the declaration of trust, a trustee shall not be liable to NSTAR or any shareholder for monetary damages for breach of fiduciary duty as a trustee except with respect to any matter as to which such liability is imposed by applicable law and he or she shall have been adjudicated (i) to have breached his or her duty of loyalty to NSTAR or its shareholders, (ii) to have acted not in good faith, or omitted to act in good faith, (iii) to have knowingly violated the law or intentionally engaged in misconduct, or (iv) to have derived any improper personal benefit from a transaction.

     In discharging his or her duties, a trustee or officer of NSTAR, when acting in good faith, shall be fully protected in relying upon the books of account of NSTAR or of another organization in which he or she serves as contemplated by the indemnification provisions of the declaration of trust, reports made to NSTAR or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the trustees or similar governing body of such other organization, or upon other records of NSTAR or of such other organization. The rights of indemnification provided in the declaration of trust shall not be exclusive of or affect any other rights to which any trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. As used in the relevant provisions of the declaration of trust, the terms “trustee” and “officer” include persons who serve at the request of NSTAR as directors, officers, or trustees of another organization in which NSTAR has any direct or indirect interest as a shareholder, creditor or otherwise.

     Expenses, including counsel fees, reasonably incurred by any trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in the indemnification provisions of the declaration of trust may be advanced by NSTAR prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification. Nothing contained in these provisions affects any rights of indemnification to which NSTAR personnel other than trustees and officers may be entitled by contract or otherwise under law. No trustees shall be obligated to give any bond or other security for the performance of any of his or her duties.

     NSTAR has purchased two-part policies of insurance covering directors’ and officers’ liability and reimbursement of certain expenses of NSTAR and the Company for indemnification of a director or officer. The policies covering directors’ and officers’ liability provide for payment on behalf of a director or officer of any Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any Wrongful Act (as defined) subject to certain exclusions.

For the undertaking with respect to indemnification, see Item 9 herein.

Item 7. Exemption from Registration Claimed.

     Not applicable.

 Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

 Item 9. Undertakings.

     1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 3rd day of May 2007.

NSTAR

By:	/s/ DOUGLAS HORAN
Douglas Horan
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

In addition, the undersigned officers and trustees of NSTAR, hereby severally constitute and appoint James J. Judge, Douglas S. Horan and Richard J. Morrison and each of them singly, their true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any registration statements relating to the same offering effective upon filing pursuant to Rule 462(b)) or supplements to the Registration Statement on Form S-8 of NSTAR, and generally to do all such things in our name and on our behalf in our capacities indicated below to enable NSTAR to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all said amendments.

Signature	Title	Date

/s/ THOMAS J. MAY Thomas J. May	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Trustee	May 3, 2007

/s/ JAMES J. JUDGE James J. Judge	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	May 3, 2007

/s/ ROBERT J. WEAFER, JR. Robert J. Weafer, Jr.	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 3, 2007

/s/ G. L. COUNTRYMAN Gary L. Countryman	Trustee	May 3, 2007

/s/ DANIEL DENNIS Daniel Dennis	Trustee	May 3, 2007

/s/ THOMAS G. DIGNAN, JR. Thomas G. Dignan, Jr.	Trustee	May 3, 2007

Signature	Title	Date

/s/ CHARLES K. GIFFORD Charles K. Gifford	Trustee	May 3, 2007

/s/ MATINA S. HOMER Matina S. Horner	Trustee	May 3, 2007

/s/ PAUL A. LA CAMERA Paul A. La Camera	Trustee	May 3, 2007

/s/ SHERRY H. PENNY Sherry H. Penny	Trustee	May 3, 2007

/s/ WILLIAM C. VAN FAASEN William C. Van Faasen	Trustee	May 3, 2007

/s/ G. L. WILSON Gerald L. Wilson	Trustee	May 3, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	NSTAR Declaration of Trust, dated April 20, 1999 and as amended April 28, 2005 (incorporated by reference to the NSTAR Form 10-Q for the quarter ended June 30, 2005, File No. 1-14768.)

4.2	By-laws of NSTAR, dated April 20, 1999 (incorporated by reference to Annex E to the Proxy Statement/Prospectus in Part I of the Registration Statement on Form S-4 of NSTAR (No. 333-78285)).

5.1	Opinion of Ropes & Gray LLP.

10.1	2007 NSTAR Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K filed with the SEC on May 3, 2007).

15.1	Awareness Letter of PricewaterhouseCoopers LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Ropes & Gray (included in Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included as part of signature page attached hereto).